SUB-ITEM 77I

MFS Global New Discovery Fund and MFS Mid Cap Growth Fund, each a series of MFS Series Trust IV (the "Trust"), each established a new class of shares, Class R5 Shares, effective December 11, 2012, as described in each fund's prospectus contained in Post-Effective Amendment No. 57 to the Registration Statement of the Trust (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on December 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.